Execution Copy

AMENDMENT NO. 1

dated November 26, 2007

to

Trust Indenture

of streetTRACKS® GOLD TRUST

dated as of November 12, 2004

This Amendment (this “Amendment”) dated November 26, 2007 to the Trust Indenture (the “Trust Indenture”), dated as of November 12, 2004, between World Gold Trust Services, LLC, as Sponsor (the “Sponsor”), and The Bank of New York, as Trustee (the “Trustee”), establishing the streetTRACKS® GOLD TRUST (the “Trust”)

WITNESSES, that

WHEREAS the NYSE Euronext, Inc. has announced that it desires all exchange traded funds currently listed on the New York Stock Exchange, Inc. (“NYSE”), to transfer their listings to its affiliated exchange NYSE Arca, Inc. (“NYSE Arca”) and has requested that the listing of the Trust and trading of the streetTRACKS® Gold Shares (the “Shares”) be transferred from the NYSE to NYSE Arca, and the Sponsor has agreed to such transfer; and

WHEREAS effective upon such transfer, NYSE Arca will be the exchange on which the Shares are principally traded and, as such, will be the “Exchange” as such term is defined in Article I of the Trust Indenture; and

WHEREAS the definition of “Order Cut-Off Time” in the Trust Indenture identifies such time as the close of regular trading on the Exchange; and

WHEREAS there is no time identified as the close of regular trading on NYSE Arca; and

WHEREAS Section 10.01 of the Trust Indenture provides, in pertinent part, that the Sponsor and the Trustee may amend the Trust Indenture “to cure any ambiguity or to correct or supplement any provision hereof which may be defective or inconsistent or to make such other provisions in regard to matters or questions arising hereunder as will not materially adversely affect the interests of Beneficial Owners as determined in good faith by the Sponsor”; and

WHEREAS the Sponsor wishes to amend the definition of Order Cut-Off Time in the Trust Indenture to accommodate the identification of NYSE Arca as the Exchange; and

WHEREAS all conditions and requirements necessary to make this Amendment a valid instrument that is legally binding on the parties hereto and on the Beneficial Owners have been satisfied;

NOW, THEREFORE, the Sponsor and the Trustee agree as follows:

1. The Sponsor specifies NYSE Arca to be the exchange on which the Shares are principally traded and the “Exchange” as such term is defined in the Trust Indenture.

2. The definition of the term “Order Cut-Off Time” in Article I of the Trust Indenture is amended as follows:

“Order Cut-Off Time.

4:00 p.m. New York time.”

3. Except as modified by this Amendment, the Trust Indenture shall remain unmodified and in full force and effect.

4. Written notice of this amendment, in the form annexed, shall be distributed as provided in Section 10.01(b) of the Trust Indenture.

5. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Trust Indenture.

6. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but together shall constitute one and the same amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Sponsor and the Trustee have duly executed and delivered this Amendment as of the date first above written.

[Signature Page to Amendment No. 1 to

Trust Indenture of streetTRACKS® GOLD TRUST]

streetTRACKS® GOLD TRUST

Notice of Amendment of Trust Indenture

In connection with the transfer of the primary listing of streetTRACKS® Gold Shares from the New York Stock Exchange to NYSE Arca, the Sponsor and the Trustee have amended the Trust Indenture’s definition of “Order Cut-Off Time.” The Order Cut-Off Time is the time by which a Purchase Order for the creation of a Creation Basket of shares or a Redemption Order for the redemption of a Creation Basket of shares must be received by the Trustee to be effective for such day. Commencing December 13, 2007, such time is 4:00 p.m., New York time.

This notice is provided as directed by the Trust Indenture. No action by owners of Shares is required.

The Bank of New York Trustee